UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 15, 2009
DUOYUAN PRINTING, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-27129	91-1922225
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

No. 3 Jinyuan Road
Daxing Industrial Development Zone
Beijing, People’s Republic of China	102600
(Address of Principal Executive Offices)	(Zip Code)
+86 10 6021 2222
(Registrant’s telephone number, including area code)
Asian Financial, Inc.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
          On October 15, 2009, Duoyuan Printing, Inc., previously known as Asian Financial, Inc. (the “Company”), duly filed with the Wyoming Secretary of State the Amended and Restated Articles of Incorporation of the Company (the “Amended Articles of Incorporation”) to effect the following changes: (a) change the Company’s name from “Asian Financial, Inc.” to “Duoyuan Printing, Inc.”; (b) provide for indemnification of directors of the Company for liability in connection with any action taken or failure to take any action as a director, except in certain circumstances; (c) provide for the elimination of personal liability of directors for monetary damages for breach of fiduciary duties as a director, except in certain circumstances; (d) provide for the right of common shareholders to receive the net assets of the Company upon its dissolution or liquidation; (e) provide that the directors may be removed only for cause; (f) eliminate a unanimous vote requirement for a shareholder action by written consent and to provide that a shareholder action by written consent shall be approved by that number of votes that would be required at a shareholders’ meeting; (g) increase the requisite percentage of votes entitled to be cast in order to call a special meeting of shareholders from 10% to at least 25%; and (h) authorize the Board of Directors of the Company (the “Board”) to enact, amend or repeal the Company’s bylaws.
          The Board and the shareholders of the Company have duly approved, ratified and confirmed the Amended Articles of Incorporation. The Amended Articles of Incorporation became effective on October 15, 2009.
          A copy of the Amended Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

Exhibit 3.1	Amended and Restated Articles of Incorporation of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUOYUAN PRINTING, INC. (REGISTRANT)
Date: October 15, 2009	By:	/s/ Christopher Patrick Holbert
		Name:	Christopher Patrick Holbert
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	Amended and Restated Articles of Incorporation of the Company.